Filed pursuant to Rule 433(d)
Reg. Statement No. 333-130694
MORGAN STANLEY Securitized Products Group	October 25th, 2006

Term Sheet

$1,348,330,000
Approximately

Morgan Stanley ABS Capital I Inc.
Series 2006-NC5

Mortgage Pass-Through Certificates

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

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Approximately $1,348,330,000
Morgan Stanley ABS Capital I Inc. Series 2006-NC5

Morgan Stanley ABS Capital I Inc.
Depositor

Countrywide Home Loans Servicing LP
Servicer

Transaction Highlights

Offered Classes	Description	Original Class Certificate Balance(4)	Expected Ratings (S&P / Moody’s)	Avg Life to Call(1)/Mty(2)	Modified Duration To Call(1)(3) / Mty (2)(3)	Payment Window To Call(1) / Mty(2)	Initial Subordination Level	Benchmark
A-1	Floater	305,915,000	AAA/Aaa	***Not Offered Hereby***			23.45%	1 Mo. LIBOR
A-2fpt	Floater	200,000,000	AAA/Aaa	***Not Offered Hereby***			23.45%	1 Mo. LIBOR
A-2a	Floater	236,020,000	AAA/Aaa	0.80 / 0.80	0.77 / 0.77	1 - 20 / 1 - 20	23.45%	1 Mo. LIBOR
A-2b	Floater	71,830,000	AAA/Aaa	2.00 / 2.00	1.88 / 1.88	20 - 28 / 20 - 28	23.45%	1 Mo. LIBOR
A-2c	Floater	157,350,000	AAA/Aaa	3.50 / 3.50	3.12 / 3.12	28 - 67 / 28 - 67	23.45%	1 Mo. LIBOR
A-2d	Floater	94,600,000	AAA/Aaa	7.84 / 8.62	6.21 / 6.61	67 - 115 / 67 - 202	23.45%	1 Mo. LIBOR
M-1	Floater	54,295,000	AA+/Aa1	5.44 / 5.68	4.53 / 4.65	44 - 115 / 44 - 174	19.55%	1 Mo. LIBOR
M-2	Floater	65,433,000	AA/Aa2	5.36 / 5.58	4.46 / 4.58	41 - 115 / 41 - 167	14.85%	1 Mo. LIBOR
M-3	Floater	20,187,000	AA-/Aa2	5.32 / 5.53	4.43 / 4.54	40 - 115 / 40 - 157	13.40%	1 Mo. LIBOR
M-4	Floater	27,148,000	A+/Aa3	5.30 / 5.49	4.41 / 4.51	40 - 115 / 40 - 153	11.45%	1 Mo. LIBOR
M-5	Floater	23,667,000	A/A1	5.28 / 5.45	4.39 / 4.48	39 - 115 / 39 - 147	9.75%	1 Mo. LIBOR
M-6	Floater	21,579,000	A-/A2	5.28 / 5.42	4.38 / 4.45	39 - 115 / 39 - 141	8.20%	1 Mo. LIBOR
B-1	Floater	20,187,000	BBB+/A3	5.26 / 5.37	4.31 / 4.36	38 - 115 / 38 - 134	6.75%	1 Mo. LIBOR
B-2	Floater	15,314,000	BBB/Baa1	5.26 / 5.32	4.26 / 4.30	38 - 115 / 38 - 127	5.65%	1 Mo. LIBOR
B-3	Floater	18,795,000	BBB-/Baa2	5.24 / 5.26	4.11 / 4.11	37 - 115 / 37 - 120	4.30%	1 Mo. LIBOR
B-4	Floater	16,010,000	BB+/Baa3	***Not Offered Hereby***			3.15%	1 Mo. LIBOR

Notes: (1) Certificates are priced to the 5% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Assumes pricing at par.
(4)	Class sizes subject to a variance of plus or minus 5%.

Issuing Entity:	Morgan Stanley ABS Capital I Inc. Trust 2006-NC5.

Depositor:	Morgan Stanley ABS Capital I Inc.

Responsible Party:	NC Capital Corporation

Servicer:	Countrywide Home Loans Servicing LP

Swap Counterparty:	Morgan Stanley Capital Services Inc.

Trustee:	Deutsche Bank National Trust Company

Managers:	Morgan Stanley & Co. Incorporated (lead manager), Countrywide Securities Corporation (co-manager)

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Rating Agencies:	Standard & Poor’s Ratings Service, and Moody’s Investors Service, Inc.

Offered Certificates:	The Class A-1, A-2fpt, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates.

Class A Certificates:	The Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates.

Group I Class A Certificates:	The Class A-1 Certificates.

Group II Class A Certificates:	The Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Group II Class A Front Sequential Certificates:	The Class A-2a and Class A-2b Certificates.

Group II Class A Front Pass-Through Certificates:	The Class A-2fpt Certificates.

Group II Class A Front Certificates:	The Class A-2fpt, Class A-2a and Class A-2b Certificates.

Class A Certificate Group:	The Group I Class A Certificates and Group II Class A Certificates, as applicable.

Expected Closing Date:	November 28, 2006 through DTC and Euroclear or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:	November 1, 2006

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning December 26, 2006.

Final Scheduled Distribution Date:	For all Offered Certificates, the Distribution Date occurring in October 2036.

Minimum Denomination:	The Offered Certificates will be issued and available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:
For any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:	The Trust will consist of approximately $1,392.2 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:
Approximately $399.6 million of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:
Approximately $992.6 million of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:
•  Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
•  ARM Mortgage Loans: 28% CPR

Credit Enhancement:
The Offered Certificates are credit enhanced by:
1)  Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
2)  3.15% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Certificate Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:
The later to occur of:
(x)  The earlier of:
(a)  The Distribution Date occurring in December 2009; and
(b)  The Distribution Date following the Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 46.90%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO Property) equals or exceeds a given percentage of the prior period’s Enhancement Percentage to the bond specified below:

Class A Certificates remain outstanding 34.10% of the Senior Enhancement Percentage

On and after Class A pays off 40.90% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such distribution date:

Months 25- 36	1.350% for the first month, plus an additional 1/12th of 1.650% for each month thereafter (e.g., 2.175% in Month 31)
Months 37- 48	3.000% for the first month, plus an additional 1/12th of 1.700% for each month thereafter (e.g., 3.850% in Month 43)
Months 49- 60	4.700% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 5.400% in Month 55)
Months 61- 72	6.100% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., 6.450% in Month 67)
Months 73- thereafter	6.800%

Initial Subordination Percentage:	Class A:	23.45%
	Class M-1:	19.55%
	Class M-2:	14.85%
	Class M-3:	13.40%
	Class M-4:	11.45%
	Class M-5:	9.75%
	Class M-6:	8.20%
	Class B-1:	6.75%
	Class B-2:	5.65%
	Class B-3:	4.30%
	Class B-4:	3.15%

Optional Clean-up Call:	When the current aggregate principal balance of the Mortgage Loans is less than or equal to 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:
For all Offered Certificates the coupon will increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates Pass-Through Rate:
The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates Pass-Through Rate:
The Class A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:
The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:
The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:
The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-4 Pass-Through Rate:
The Class B-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:
For any Distribution Date, the weighted average of the interest rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:
For any Distribution Date, the weighted average of the interest rates for each Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group I Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
(ii)  Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group II Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
(ii)  Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3,
M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
(ii)  Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap).

Interest Distributions on Offered Certificates:
On each Distribution Date and after payments of servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)  The portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
(ii)  The portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
(iii)  To the Class M-1 Certificates, its Accrued Certificate Interest;
(iv)  To the Class M-2 Certificates, its Accrued Certificate Interest;
(v)  To the Class M-3 Certificates, its Accrued Certificate Interest;
(vi)  To the Class M-4 Certificates, its Accrued Certificate Interest;
(vii)  To the Class M-5 Certificates, its Accrued Certificate Interest;
(viii)  To the Class M-6 Certificates, its Accrued Certificate Interest;
(ix)  To the Class B-1 Certificates, its Accrued Certificate Interest;
(x)  To the Class B-2 Certificates, its Accrued Certificate Interest;
(xi)  To the Class B-3 Certificates, its Accrued Certificate Interest; and
(xii)  To the Class B-4 Certificates, its Accrued Certificate Interest.

Principal Distributions on Offered Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty but not including any swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
(iii)  to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(iv)  to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;
(v)  to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;
(vi)  to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;
(vii)  to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;
(viii)  to the Class M-6 Certificates, until the Class Certificate Balance has been reduced to zero;
(ix)  to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(x)  to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero;
(xi)  to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero; and
(xii)  to the Class B-4 Certificates, until the Class Certificate Balance has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty but not including any swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
(iii)  to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(x)  to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(xi)  to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
(xii)  to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

Class A Principal Allocation:
Except as described below, the Group II Class A Certificates will receive principal as follows: the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Group II Class A Front Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

The Group II Class A Front Certificates will receive principal as follows: the Group II Class A Front Sequential Certificates and the Group II Class A Front Pass-Through Certificates will receive principal pro rata. The Group II Class A Front Sequential Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2fpt, Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:	For a given Class of Certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Certificate Balance of that Class.

Swap Payment Priority:
All payments due under the swap agreement and any swap termination payment pursuant to the swap agreement, including, without limitation, any Senior Defaulted Swap Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:

(i)  to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;
(ii)  to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
(iii)  to the Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
(iv)  to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
(v)  to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
(vi)  concurrently, to the Class A-1, A-2fpt, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(vii)  sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(viii)  concurrently, to the Class A Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
(ix)  sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
(x)  to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
(xi)  all remaining amounts to the holder of the Class X Certificates.

In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)  to the Class M-1 Certificates, the unpaid interest shortfall amount;
(ii)  to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
(iii)  to the Class M-2 Certificates, the unpaid interest shortfall amount;
(iv)  to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
(v)  to the Class M-3 Certificates, the unpaid interest shortfall amount;
(vi)  to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
(vii)  to the Class M-4 Certificates, the unpaid interest shortfall amount;
(viii)  to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
(ix)  to the Class M-5 Certificates, the unpaid interest shortfall amount;
(x)  to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;
(xi)  to the Class M-6 Certificates, the unpaid interest shortfall amount;
(xii)  to the Class M-6 Certificates, the allocated unreimbursed realized loss amount;
(xiii)  to the Class B-1 Certificates, the unpaid interest shortfall amount;
(xiv)  to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
(xv)  to the Class B-2 Certificates, the unpaid interest shortfall amount;
(xvi)  to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
(xvii)  to the Class B-3 Certificates, the unpaid interest shortfall amount;
(xviii)  to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
(xix)  to the Class B-4 Certificates, the unpaid interest shortfall amount;
(xx)  to the Class B-4 Certificates, the allocated unreimbursed realized loss amount;
(xxi)  concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and
(xxii)  sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, B-3 and B-4 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:	For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization over (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 53.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 70.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class M-6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Class B-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the Class Certificate Balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xi) the Class Certificate Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,960,937.

Allocation of Losses:
If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under “ERISA Considerations” in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust 2006-NC5 transaction.

SMMEA Eligibility:	None of the Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-NC5 TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.09	4.24	3.37	2.42	1.72	1.16	0.96
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	10/25/2009	4/25/2009
	Window	1 - 232	1 - 196	1 - 157	1 - 115	1 - 89	1 - 35	1 - 29
A-2fpt	WAL (yrs)	2.22	1.85	1.47	1.08	0.85	0.69	0.58
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Window	1 - 61	1 - 51	1 - 40	1 - 28	1 - 22	1 - 18	1 - 15
A-2a	WAL (yrs)	1.63	1.36	1.08	0.80	0.63	0.52	0.43
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	5/25/2010	9/25/2009	2/25/2009	7/25/2008	3/25/2008	12/25/2007	10/25/2007
	Window	1 - 42	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.17	3.46	2.74	2.00	1.56	1.27	1.05
	First Payment Date	5/25/2010	9/25/2009	2/25/2009	7/25/2008	3/25/2008	12/25/2007	10/25/2007
	Expected Final Maturity	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Window	42 - 61	34 - 51	27 - 40	20 - 28	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.79	6.48	5.13	3.50	2.29	1.84	1.52
	First Payment Date	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Expected Final Maturity	5/25/2018	6/25/2016	6/25/2014	6/25/2012	9/25/2009	2/25/2009	9/25/2008
	Window	61 - 138	51 - 115	40 - 91	28 - 67	22 - 34	18 - 27	15 - 22
A-2d	WAL (yrs)	15.96	13.43	10.71	7.84	5.50	2.57	2.11
	First Payment Date	5/25/2018	6/25/2016	6/25/2014	6/25/2012	9/25/2009	2/25/2009	9/25/2008
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	10/25/2009	4/25/2009
	Window	138 - 232	115 - 196	91 - 157	67 - 115	34 - 89	27 - 35	22 - 29
M-1	WAL (yrs)	10.60	8.87	7.04	5.44	5.26	5.66	4.42
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	7/25/2010	4/25/2011	10/25/2009	4/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	44 - 115	53 - 89	35 - 72	29 - 59
M-2	WAL (yrs)	10.60	8.87	7.04	5.36	4.81	5.03	4.22
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	4/25/2010	9/25/2010	3/25/2011	6/25/2010
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	41 - 115	46 - 89	52 - 72	43 - 59
M-3	WAL (yrs)	10.60	8.87	7.04	5.32	4.62	4.46	3.71
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	3/25/2010	8/25/2010	12/25/2010	4/25/2010
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	40 - 115	45 - 89	49 - 72	41 - 59
M-4	WAL (yrs)	10.60	8.87	7.04	5.30	4.55	4.28	3.55
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	3/25/2010	6/25/2010	9/25/2010	1/25/2010
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	40 - 115	43 - 89	46 - 72	38 - 59
M-5	WAL (yrs)	10.60	8.87	7.04	5.28	4.48	4.12	3.41
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	2/25/2010	5/25/2010	6/25/2010	11/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	39 - 115	42 - 89	43 - 72	36 - 59
M-6	WAL (yrs)	10.60	8.87	7.04	5.28	4.43	4.01	3.32
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	2/25/2010	4/25/2010	5/25/2010	10/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	39 - 115	41 - 89	42 - 72	35 - 59
B-1	WAL (yrs)	10.60	8.87	7.04	5.26	4.39	3.93	3.25
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	1/25/2010	3/25/2010	3/25/2010	8/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	38 - 115	40 - 89	40 - 72	33 - 59
B-2	WAL (yrs)	10.60	8.87	7.04	5.26	4.36	3.87	3.19
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	1/25/2010	2/25/2010	2/25/2010	8/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	38 - 115	39 - 89	39 - 72	33 - 59
B-3	WAL (yrs)	10.58	8.85	7.03	5.24	4.33	3.81	3.15
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	12/25/2009	1/25/2010	1/25/2010	7/25/2009
	Expected Final Maturity	3/25/2026	3/25/2023	12/25/2019	6/25/2016	4/25/2014	11/25/2012	10/25/2011
	Window	57 - 232	48 - 196	38 - 157	37 - 115	38 - 89	38 - 72	32 - 59
B-4	WAL (yrs)	10.40	8.69	6.89	5.13	4.23	3.70	3.05
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	12/25/2009	1/25/2010	12/25/2009	6/25/2009
	Expected Final Maturity	5/25/2025	6/25/2022	5/25/2019	1/25/2016	12/25/2013	7/25/2012	7/25/2011
	Window	57 - 222	48 - 187	38 - 150	37 - 110	38 - 85	37 - 68	31 - 56

Weighted Average Life Sensitivity
To MATURITY

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.24	4.39	3.49	2.51	1.79	1.16	0.96
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2036	6/25/2033	2/25/2029	7/25/2023	10/25/2019	10/25/2009	4/25/2009
	Window	1 - 351	1 - 319	1 - 267	1 - 200	1 - 155	1 - 35	1 - 29
A-2fpt	WAL (yrs)	2.22	1.85	1.47	1.08	0.85	0.69	0.58
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Window	1 - 61	1 - 51	1 - 40	1 - 28	1 - 22	1 - 18	1 - 15
A-2a	WAL (yrs)	1.63	1.36	1.08	0.80	0.63	0.52	0.43
	First Payment Date	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	5/25/2010	9/25/2009	2/25/2009	7/25/2008	3/25/2008	12/25/2007	10/25/2007
	Window	1 - 42	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.17	3.46	2.74	2.00	1.56	1.27	1.05
	First Payment Date	5/25/2010	9/25/2009	2/25/2009	7/25/2008	3/25/2008	12/25/2007	10/25/2007
	Expected Final Maturity	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Window	42 - 61	34 - 51	27 - 40	20 - 28	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.79	6.48	5.13	3.50	2.29	1.84	1.52
	First Payment Date	12/25/2011	2/25/2011	3/25/2010	3/25/2009	9/25/2008	5/25/2008	2/25/2008
	Expected Final Maturity	5/25/2018	6/25/2016	6/25/2014	6/25/2012	9/25/2009	2/25/2009	9/25/2008
	Window	61 - 138	51 - 115	40 - 91	28 - 67	22 - 34	18 - 27	15 - 22
A-2d	WAL (yrs)	17.13	14.57	11.71	8.62	6.12	2.57	2.11
	First Payment Date	5/25/2018	6/25/2016	6/25/2014	6/25/2012	9/25/2009	2/25/2009	9/25/2008
	Expected Final Maturity	1/25/2036	6/25/2033	3/25/2029	9/25/2023	1/25/2020	10/25/2009	4/25/2009
	Window	138 - 350	115 - 319	91 - 268	67 - 202	34 - 158	27 - 35	22 - 29
M-1	WAL (yrs)	10.99	9.24	7.36	5.68	5.45	6.96	5.50
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	7/25/2010	4/25/2011	10/25/2009	4/25/2009
	Expected Final Maturity	9/25/2033	7/25/2030	5/25/2026	5/25/2021	2/25/2018	6/25/2017	8/25/2015
	Window	57 - 322	48 - 284	38 - 234	44 - 174	53 - 135	35 - 127	29 - 105
M-2	WAL (yrs)	10.97	9.21	7.34	5.58	4.99	5.17	4.33
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	4/25/2010	9/25/2010	3/25/2011	6/25/2010
	Expected Final Maturity	12/25/2032	10/25/2029	8/25/2025	10/25/2020	9/25/2017	7/25/2015	1/25/2014
	Window	57 - 313	48 - 275	38 - 225	41 - 167	46 - 130	52 - 104	43 - 86
M-3	WAL (yrs)	10.94	9.19	7.32	5.53	4.78	4.59	3.81
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	3/25/2010	8/25/2010	12/25/2010	4/25/2010
	Expected Final Maturity	10/25/2031	7/25/2028	7/25/2024	12/25/2019	1/25/2017	1/25/2015	7/25/2013
	Window	57 - 299	48 - 260	38 - 212	40 - 157	45 - 122	49 - 98	41 - 80
M-4	WAL (yrs)	10.92	9.16	7.30	5.49	4.70	4.39	3.64
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	3/25/2010	6/25/2010	9/25/2010	1/25/2010
	Expected Final Maturity	4/25/2031	1/25/2028	2/25/2024	8/25/2019	10/25/2016	10/25/2014	5/25/2013
	Window	57 - 293	48 - 254	38 - 207	40 - 153	43 - 119	46 - 95	38 - 78
M-5	WAL (yrs)	10.89	9.13	7.27	5.45	4.62	4.22	3.50
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	2/25/2010	5/25/2010	6/25/2010	11/25/2009
	Expected Final Maturity	7/25/2030	4/25/2027	6/25/2023	2/25/2019	5/25/2016	6/25/2014	2/25/2013
	Window	57 - 284	48 - 245	38 - 199	39 - 147	42 - 114	43 - 91	36 - 75
M-6	WAL (yrs)	10.84	9.09	7.23	5.42	4.54	4.10	3.39
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	2/25/2010	4/25/2010	5/25/2010	10/25/2009
	Expected Final Maturity	10/25/2029	7/25/2026	10/25/2022	8/25/2018	12/25/2015	3/25/2014	11/25/2012
	Window	57 - 275	48 - 236	38 - 191	39 - 141	41 - 109	42 - 88	35 - 72
B-1	WAL (yrs)	10.78	9.03	7.18	5.37	4.48	3.99	3.30
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	1/25/2010	3/25/2010	3/25/2010	8/25/2009
	Expected Final Maturity	11/25/2028	9/25/2025	1/25/2022	1/25/2018	7/25/2015	10/25/2013	8/25/2012
	Window	57 - 264	48 - 226	38 - 182	38 - 134	40 - 104	40 - 83	33 - 69
B-2	WAL (yrs)	10.71	8.97	7.13	5.32	4.41	3.91	3.22
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	1/25/2010	2/25/2010	2/25/2010	8/25/2009
	Expected Final Maturity	11/25/2027	10/25/2024	3/25/2021	6/25/2017	1/25/2015	6/25/2013	4/25/2012
	Window	57 - 252	48 - 215	38 - 172	38 - 127	39 - 98	39 - 79	33 - 65
B-3	WAL (yrs)	10.60	8.86	7.04	5.26	4.34	3.81	3.15
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	12/25/2009	1/25/2010	1/25/2010	7/25/2009
	Expected Final Maturity	11/25/2026	11/25/2023	6/25/2020	11/25/2016	8/25/2014	2/25/2013	12/25/2011
	Window	57 - 240	48 - 204	38 - 163	37 - 120	38 - 93	38 - 75	32 - 61
B-4	WAL (yrs)	10.40	8.69	6.89	5.13	4.23	3.70	3.05
	First Payment Date	8/25/2011	11/25/2010	1/25/2010	12/25/2009	1/25/2010	12/25/2009	6/25/2009
	Expected Final Maturity	5/25/2025	6/25/2022	5/25/2019	1/25/2016	12/25/2013	7/25/2012	7/25/2011
	Window	57 - 222	48 - 187	38 - 150	37 - 110	38 - 85	37 - 68	31 - 56

CPR Sensitivity
To CALL

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.34	2.58	2.00
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	1 - 156	1 - 123	1 - 100
A-2fpt	WAL (yrs)	1.42	1.12	0.91
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2010	5/25/2009	11/25/2008
	Window	1 - 39	1 - 30	1 - 24
A-2a	WAL (yrs)	1.04	0.82	0.67
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2009	8/25/2008	4/25/2008
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.69	2.10	1.70
	First Payment Date	2/25/2009	8/25/2008	4/25/2008
	Expected Final Maturity	2/25/2010	5/25/2009	11/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	5.08	3.81	2.62
	First Payment Date	2/25/2010	5/25/2009	11/25/2008
	Expected Final Maturity	6/25/2014	10/25/2012	9/25/2011
	Window	39 - 91	30 - 71	24 - 58
A-2d	WAL (yrs)	10.63	8.35	6.78
	First Payment Date	6/25/2014	10/25/2012	9/25/2011
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	91 - 156	71 - 123	58 - 100
M-1	WAL (yrs)	7.00	5.66	5.20
	First Payment Date	12/25/2009	5/25/2010	12/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	42 - 123	49 - 100
M-2	WAL (yrs)	7.00	5.62	4.96
	First Payment Date	12/25/2009	3/25/2010	7/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	40 - 123	44 - 100
M-3	WAL (yrs)	7.00	5.59	4.86
	First Payment Date	12/25/2009	3/25/2010	6/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	40 - 123	43 - 100
M-4	WAL (yrs)	7.00	5.58	4.81
	First Payment Date	12/25/2009	2/25/2010	5/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	39 - 123	42 - 100
M-5	WAL (yrs)	7.00	5.57	4.77
	First Payment Date	12/25/2009	2/25/2010	4/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	39 - 123	41 - 100
M-6	WAL (yrs)	7.00	5.56	4.74
	First Payment Date	12/25/2009	1/25/2010	3/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	38 - 123	40 - 100
B-1	WAL (yrs)	7.00	5.56	4.72
	First Payment Date	12/25/2009	1/25/2010	2/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	38 - 123	39 - 100
B-2	WAL (yrs)	7.00	5.56	4.70
	First Payment Date	12/25/2009	1/25/2010	2/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	38 - 123	39 - 100
B-3	WAL (yrs)	6.98	5.53	4.67
	First Payment Date	12/25/2009	12/25/2009	1/25/2010
	Expected Final Maturity	11/25/2019	2/25/2017	3/25/2015
	Window	37 - 156	37 - 123	38 - 100
B-4	WAL (yrs)	6.85	5.42	4.58
	First Payment Date	12/25/2009	12/25/2009	1/25/2010
	Expected Final Maturity	4/25/2019	8/25/2016	10/25/2014
	Window	37 - 149	37 - 117	38 - 95

CPR Sensitivity
To MATURITY

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.47	2.68	2.08
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2029	9/25/2024	6/25/2021
	Window	1 - 267	1 - 214	1 - 175
A-2fpt	WAL (yrs)	1.42	1.12	0.91
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2010	5/25/2009	11/25/2008
	Window	1 - 39	1 - 30	1 - 24
A-2a	WAL (yrs)	1.04	0.82	0.67
	First Payment Date	12/25/2006	12/25/2006	12/25/2006
	Expected Final Maturity	2/25/2009	8/25/2008	4/25/2008
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.69	2.10	1.70
	First Payment Date	2/25/2009	8/25/2008	4/25/2008
	Expected Final Maturity	2/25/2010	5/25/2009	11/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	5.08	3.81	2.62
	First Payment Date	2/25/2010	5/25/2009	11/25/2008
	Expected Final Maturity	6/25/2014	10/25/2012	9/25/2011
	Window	39 - 91	30 - 71	24 - 58
A-2d	WAL (yrs)	11.61	9.13	7.42
	First Payment Date	6/25/2014	10/25/2012	9/25/2011
	Expected Final Maturity	12/25/2028	8/25/2024	5/25/2021
	Window	91 - 265	71 - 213	58 - 174
M-1	WAL (yrs)	7.32	5.92	5.40
	First Payment Date	12/25/2009	5/25/2010	12/25/2010
	Expected Final Maturity	3/25/2026	3/25/2022	5/25/2019
	Window	37 - 232	42 - 184	49 - 150
M-2	WAL (yrs)	7.29	5.85	5.15
	First Payment Date	12/25/2009	3/25/2010	7/25/2010
	Expected Final Maturity	6/25/2025	8/25/2021	11/25/2018
	Window	37 - 223	40 - 177	44 - 144
M-3	WAL (yrs)	7.27	5.81	5.03
	First Payment Date	12/25/2009	3/25/2010	6/25/2010
	Expected Final Maturity	5/25/2024	9/25/2020	2/25/2018
	Window	37 - 210	40 - 166	43 - 135
M-4	WAL (yrs)	7.25	5.78	4.97
	First Payment Date	12/25/2009	2/25/2010	5/25/2010
	Expected Final Maturity	12/25/2023	5/25/2020	11/25/2017
	Window	37 - 205	39 - 162	42 - 132
M-5	WAL (yrs)	7.22	5.75	4.91
	First Payment Date	12/25/2009	2/25/2010	4/25/2010
	Expected Final Maturity	5/25/2023	11/25/2019	6/25/2017
	Window	37 - 198	39 - 156	41 - 127
M-6	WAL (yrs)	7.19	5.71	4.86
	First Payment Date	12/25/2009	1/25/2010	3/25/2010
	Expected Final Maturity	9/25/2022	5/25/2019	1/25/2017
	Window	37 - 190	38 - 150	40 - 122
B-1	WAL (yrs)	7.14	5.67	4.80
	First Payment Date	12/25/2009	1/25/2010	2/25/2010
	Expected Final Maturity	12/25/2021	10/25/2018	7/25/2016
	Window	37 - 181	38 - 143	39 - 116
B-2	WAL (yrs)	7.08	5.62	4.75
	First Payment Date	12/25/2009	1/25/2010	2/25/2010
	Expected Final Maturity	2/25/2021	2/25/2018	1/25/2016
	Window	37 - 171	38 - 135	39 - 110
B-3	WAL (yrs)	7.00	5.54	4.67
	First Payment Date	12/25/2009	12/25/2009	1/25/2010
	Expected Final Maturity	6/25/2020	7/25/2017	7/25/2015
	Window	37 - 163	37 - 128	38 - 104
B-4	WAL (yrs)	6.85	5.42	4.58
	First Payment Date	12/25/2009	12/25/2009	1/25/2010
	Expected Final Maturity	4/25/2019	8/25/2016	10/25/2014
	Window	37 - 149	37 - 117	38 - 95

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2fpt Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-
1	20.13	20.07	20.05	20.11	20.16	20.24
2	20.13	20.07	20.05	20.11	20.16	20.24
3	20.13	20.07	20.05	20.11	20.16	20.24
4	20.13	20.07	20.05	20.11	20.16	20.24
5	20.13	20.07	20.05	20.11	20.16	20.24
6	20.13	20.07	20.05	20.11	20.16	20.24
7	20.13	20.07	20.05	20.11	20.16	20.24
8	20.13	20.07	20.05	20.11	20.16	20.24
9	20.13	20.07	20.05	20.11	20.16	20.24
10	20.13	20.07	20.05	20.11	20.16	20.24
11	20.13	20.07	20.05	20.11	20.16	20.24
12	20.13	20.07	20.05	20.11	20.16	20.24
13	20.13	20.07	20.05	20.11	20.16	20.24
14	20.13	20.07	20.05	20.11	20.16	20.24
15	20.09	20.07	20.05	20.07	20.07	20.07
16	20.17	20.07	20.05	20.15	20.19	20.20
17	19.77	19.75	19.75	19.75	19.75	19.75
18	19.76	19.74	19.74	19.74	19.74	19.74
19	19.47	19.45	19.45	19.45	19.45	19.45
20	19.48	19.46	19.46	19.46	19.46	19.46
21	19.02	19.01	-	19.01	19.01	19.01
22	18.39	18.34	-	18.34	18.34	18.34
23	18.52	18.47	-	18.47	18.47	18.47
24	18.21	18.16	-	18.16	18.16	18.16
25	18.35	18.30	-	18.30	18.30	18.30
26	18.05	18.00	-	18.00	18.00	18.00
27	17.67	17.63	-	17.63	17.63	17.63
28	17.53	17.45	-	17.45	17.45	17.45
29	16.58	-	-	-	16.51	16.51
30	16.86	-	-	-	16.79	16.79
31	16.56	-	-	-	16.49	16.49
32	16.86	-	-	-	16.79	16.79
33	16.36	-	-	-	16.31	16.31
34	15.96	-	-	-	15.89	15.89
35	16.40	-	-	-	16.33	16.33
36	16.10	-	-	-	16.03	16.03
37	70.23	-	-	-	70.15	70.15
38	20.13	-	-	-	20.05	20.05
39	19.94	-	-	-	19.89	19.89
40	22.24	-	-	-	22.15	22.15
41	20.26	-	-	-	20.18	20.18
42	20.62	-	-	-	20.54	20.54
43	19.89	-	-	-	19.81	19.81
44	20.26	-	-	-	20.18	20.18
45	19.56	-	-	-	19.49	19.49
46	19.63	-	-	-	19.56	19.56
47	20.02	-	-	-	19.95	19.95
48	19.43	-	-	-	19.36	19.36
49	19.95	-	-	-	19.88	19.88
50	19.37	-	-	-	19.31	19.31
51	19.51	-	-	-	19.45	19.45
52	21.34	-	-	-	21.28	21.28
53	19.52	-	-	-	19.47	19.47
54	20.05	-	-	-	20.00	20.00
55	19.47	-	-	-	19.42	19.42
56	17.95	-	-	-	17.90	17.90
57	17.43	-	-	-	17.39	17.39
58	17.45	-	-	-	17.40	17.40
59	18.02	-	-	-	17.98	17.98
60	17.43	-	-	-	17.39	17.39
61	18.01	-	-	-	17.96	17.96
62	17.42	-	-	-	17.37	17.37
63	17.41	-	-	-	17.37	17.37
64	18.60	-	-	-	18.56	18.56
65	17.39	-	-	-	17.35	17.35
66	17.97	-	-	-	17.92	17.92
67	17.38	-	-	-	17.34	17.34
68	17.95	-	-	-	-	17.91
69	17.36	-	-	-	-	17.32
70	17.36	-	-	-	-	17.31
71	17.93	-	-	-	-	17.88
72	17.34	-	-	-	-	17.30
73	17.91	-	-	-	-	17.87
74	17.32	-	-	-	-	17.28
75	17.32	-	-	-	-	17.27
76	19.16	-	-	-	-	19.12
77	17.30	-	-	-	-	17.26
78	17.87	-	-	-	-	17.83
79	17.29	-	-	-	-	17.24
80	17.85	-	-	-	-	17.81
81	17.27	-	-	-	-	17.23
82	17.26	-	-	-	-	17.22
83	17.83	-	-	-	-	17.79
84	17.25	-	-	-	-	17.21
85	17.81	-	-	-	-	17.77
86	17.23	-	-	-	-	17.19
87	17.22	-	-	-	-	17.18
88	19.06	-	-	-	-	19.02
89	17.21	-	-	-	-	17.17
90	17.77	-	-	-	-	17.73
91	17.19	-	-	-	-	17.15
92	17.76	-	-	-	-	17.72
93	17.18	-	-	-	-	17.14
94	17.17	-	-	-	-	17.13
95	17.73	-	-	-	-	17.69
96	17.15	-	-	-	-	17.11
97	17.72	-	-	-	-	17.68
98	15.78	-	-	-	-	15.74
99	13.60	-	-	-	-	13.56
100	15.09	-	-	-	-	15.05
101	13.66	-	-	-	-	13.62
102	14.15	-	-	-	-	14.11
103	13.73	-	-	-	-	13.69
104	14.22	-	-	-	-	14.18
105	13.80	-	-	-	-	13.76
106	13.83	-	-	-	-	13.80
107	14.33	-	-	-	-	14.29
108	13.91	-	-	-	-	13.87
109	14.42	-	-	-	-	14.38
110	13.99	-	-	-	-	13.95
111	14.04	-	-	-	-	14.00
112	15.05	-	-	-	-	15.01
113	14.12	-	-	-	-	14.09
114	14.64	-	-	-	-	14.61
115	14.22	-	-	-	-	14.18
116	14.74	-	-	-	-	14.71
117	14.32	-	-	-	-	14.28
118	14.37	-	-	-	-	14.34
119	14.91	-	-	-	-	14.87
120	14.48	-	-	-	-	14.44
121	15.02	-	-	-	-	14.99
122	14.60	-	-	-	-	14.56
123	14.66	-	-	-	-	14.62
124	16.30	-	-	-	-	16.26
125	14.78	-	-	-	-	14.75
126	15.35	-	-	-	-	15.31
127	14.92	-	-	-	-	14.88
128	15.49	-	-	-	-	15.45
129	15.06	-	-	-	-	15.02
130	15.13	-	-	-	-	15.10
131	15.72	-	-	-	-	15.68
132	15.29	-	-	-	-	15.25
133	15.88	-	-	-	-	15.84
134	15.45	-	-	-	-	15.42
135	15.54	-	-	-	-	15.50
136	17.30	-	-	-	-	17.26
137	15.71	-	-	-	-	15.68
138	16.33	-	-	-	-	16.30
139	15.90	-	-	-	-	15.87
140	16.53	-	-	-	-	16.50
141	16.10	-	-	-	-	16.06
142	16.20	-	-	-	-	16.17
143	16.85	-	-	-	-	16.82
144	16.42	-	-	-	-	16.38
145	17.08	-	-	-	-	17.04
146	16.64	-	-	-	-	16.61
147	16.76	-	-	-	-	16.73
148	18.69	-	-	-	-	18.65
149	17.01	-	-	-	-	16.97
150	17.71	-	-	-	-	17.67
151	17.27	-	-	-	-	17.23
152	17.98	-	-	-	-	17.95
153	17.54	-	-	-	-	17.51
154	17.68	-	-	-	-	17.65
155	18.43	-	-	-	-	18.39
156	17.98	-	-	-	-	17.95
157	18.74	-	-	-	-	18.71
158	18.30	-	-	-	-	18.27
159	18.46	-	-	-	-	18.43
160	19.92	-	-	-	-	19.88
161	18.80	-	-	-	-	18.77
162	19.61	-	-	-	-	19.58
163	19.16	-	-	-	-	19.13
164	20.00	-	-	-	-	19.97
165	19.54	-	-	-	-	19.52
166	19.74	-	-	-	-	19.71
167	20.61	-	-	-	-	20.58
168	20.16	-	-	-	-	20.13
169	21.05	-	-	-	-	21.02
170	20.59	-	-	-	-	20.56
171	20.82	-	-	-	-	20.79
172	23.31	-	-	-	-	23.28
173	21.29	-	-	-	-	21.26
174	22.25	-	-	-	-	22.23
175	21.79	-	-	-	-	21.76
176	22.98	-	-	-	-	22.95
177	22.78	-	-	-	-	22.75
178	23.37	-	-	-	-	23.34
179	24.81	-	-	-	-	24.78
180	24.71	-	-	-	-	24.68
181	26.31	-	-	-	-	26.29
182	26.30	-	-	-	-	26.27
183	27.21	-	-	-	-	27.18
184	31.24	-	-	-	-	31.21
185	29.34	-	-	-	-	29.31
186	31.61	-	-	-	-	31.58
187	31.99	-	-	-	-	31.96
188	34.69	-	-	-	-	34.67
189	35.37	-	-	-	-	35.35
190	37.44	-	-	-	-	37.42
191	41.16	-	-	-	-	41.14
192	42.64	-	-	-	-	42.62
193	47.51	-	-	-	-	47.48
194	50.00	-	-	-	-	49.97
195	54.95	-	-	-	-	54.92
196	67.73	-	-	-	-	67.70
197	69.25	-	-	-	-	69.23
198	82.81	-	-	-	-	82.79
199	95.61	-	-	-	-	95.58
200	123.28	-	-	-	-	123.26
201	160.16	-	-	-	-	160.13
202	-	-	-	-	-	247.26
203	-	-	-	-	-	941.19
204	-	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)	B-4 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-	-	-	-
1	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
2	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
3	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
4	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
5	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
6	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
7	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
8	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
9	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
10	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
11	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
12	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
13	20.31	20.32	20.34	20.39	20.41	20.47	20.85	21.15	22.25	22.30
14	19.92	19.92	19.92	19.94	19.94	19.96	20.07	20.16	20.48	20.49
15	19.57	19.57	19.57	19.57	19.57	19.57	19.57	19.58	19.58	19.58
16	19.69	19.69	19.69	19.69	19.70	19.70	19.73	19.76	19.85	19.86
17	19.21	19.21	19.21	19.21	19.21	19.21	19.21	19.21	19.21	19.21
18	19.15	19.15	19.15	19.15	19.15	19.15	19.15	19.15	19.15	19.15
19	18.86	18.86	18.86	18.86	18.86	18.86	18.86	18.86	18.86	18.86
20	18.82	18.82	18.82	18.82	18.82	18.82	18.82	18.82	18.82	18.82
21	18.34	18.34	18.34	18.34	18.34	18.34	18.34	18.34	18.34	18.34
22	17.58	17.58	17.58	17.58	17.58	17.58	17.58	17.58	17.58	17.58
23	17.64	17.64	17.64	17.64	17.64	17.64	17.64	17.64	17.64	17.64
24	17.32	17.32	17.32	17.32	17.32	17.32	17.32	17.32	17.32	17.32
25	17.39	17.39	17.39	17.39	17.39	17.39	17.39	17.39	17.39	17.39
26	17.08	17.08	17.08	17.08	17.08	17.08	17.08	17.08	17.08	17.08
27	16.64	16.64	16.64	16.64	16.64	16.64	16.64	16.64	16.64	16.64
28	16.23	16.23	16.23	16.23	16.23	16.23	16.23	16.23	16.23	16.23
29	15.34	15.34	15.34	15.34	15.34	15.34	15.34	15.34	15.34	15.34
30	15.52	15.52	15.52	15.52	15.52	15.52	15.52	15.52	15.52	15.52
31	15.19	15.19	15.19	15.19	15.19	15.19	15.19	15.19	15.19	15.19
32	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38	15.38
33	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80
34	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17
35	14.45	14.45	14.45	14.45	14.45	14.45	14.45	14.45	14.45	14.45
36	14.10	14.10	14.10	14.10	14.10	14.10	14.10	14.10	14.10	14.10
37	14.38	14.38	14.38	14.38	14.38	14.38	14.38	14.38	14.38	14.38
38	13.96	13.96	13.96	13.96	13.96	13.96	13.96	13.96	13.96	13.96
39	13.90	13.90	13.90	13.90	13.90	13.90	13.90	13.90	13.90	13.90
40	15.59	15.59	15.59	15.59	15.59	15.59	15.59	15.59	15.59	15.59
41	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41
42	14.73	14.73	14.73	14.73	14.73	14.73	14.73	14.73	14.73	14.73
43	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34
44	14.67	14.67	14.67	14.67	14.67	14.67	14.67	14.67	14.67	14.67
45	14.27	14.27	14.27	14.27	14.27	14.27	14.27	14.27	14.27	14.27
46	14.44	14.44	14.44	14.44	14.44	14.44	14.44	14.44	14.44	14.44
47	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80	14.80
48	14.39	14.39	14.39	14.39	14.39	14.39	14.39	14.39	14.39	14.39
49	14.74	14.74	14.74	14.74	14.74	14.74	14.74	14.74	14.74	14.74
50	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34	14.34
51	14.46	14.46	14.46	14.46	14.46	14.46	14.46	14.46	14.46	14.46
52	15.75	15.75	15.75	15.75	15.75	15.75	15.75	15.75	15.75	15.75
53	14.48	14.48	14.48	14.48	14.48	14.48	14.48	14.48	14.48	14.48
54	14.84	14.84	14.84	14.84	14.84	14.84	14.84	14.84	14.84	14.84
55	14.43	14.43	14.43	14.43	14.43	14.43	14.43	14.43	14.43	14.43
56	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74
57	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38
58	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40
59	12.80	12.80	12.80	12.80	12.80	12.80	12.80	12.80	12.80	12.80
60	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38
61	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79
62	12.37	12.37	12.37	12.37	12.37	12.37	12.37	12.37	12.37	12.37
63	12.36	12.36	12.36	12.36	12.36	12.36	12.36	12.36	12.36	12.36
64	13.21	13.21	13.21	13.21	13.21	13.21	13.21	13.21	13.21	13.21
65	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35
66	12.75	12.75	12.75	12.75	12.75	12.75	12.75	12.75	12.75	12.75
67	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34
68	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74
69	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32
70	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32
71	12.72	12.72	12.72	12.72	12.72	12.72	12.72	12.72	12.72	12.72
72	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30
73	12.71	12.71	12.71	12.71	12.71	12.71	12.71	12.71	12.71	12.71
74	12.29	12.29	12.29	12.29	12.29	12.29	12.29	12.29	12.29	12.29
75	12.28	12.28	12.28	12.28	12.28	12.28	12.28	12.28	12.28	12.28
76	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59
77	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27
78	12.67	12.67	12.67	12.67	12.67	12.67	12.67	12.67	12.67	12.67
79	12.26	12.26	12.26	12.26	12.26	12.26	12.26	12.26	12.26	12.26
80	12.66	12.66	12.66	12.66	12.66	12.66	12.66	12.66	12.66	12.66
81	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24
82	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24	12.24
83	12.64	12.64	12.64	12.64	12.64	12.64	12.64	12.64	12.64	12.64
84	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22
85	12.62	12.62	12.62	12.62	12.62	12.62	12.62	12.62	12.62	12.62
86	12.21	12.21	12.21	12.21	12.21	12.21	12.21	12.21	12.21	12.21
87	12.20	12.20	12.20	12.20	12.20	12.20	12.20	12.20	12.20	12.20
88	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50
89	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19
90	12.59	12.59	12.59	12.59	12.59	12.59	12.59	12.59	12.59	12.59
91	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17
92	12.57	12.57	12.57	12.57	12.57	12.57	12.57	12.57	12.57	12.57
93	12.16	12.16	12.16	12.16	12.16	12.16	12.16	12.16	12.16	12.16
94	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15
95	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55
96	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14
97	12.54	12.54	12.54	12.54	12.54	12.54	12.54	12.54	12.54	12.54
98	12.13	12.13	12.13	12.13	12.13	12.13	12.13	12.13	12.13	12.13
99	12.12	12.12	12.12	12.12	12.12	12.12	12.12	12.12	12.12	12.12
100	13.41	13.41	13.41	13.41	13.41	13.41	13.41	13.41	13.41	13.41
101	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10
102	12.50	12.50	12.50	12.50	12.50	12.50	12.50	12.50	12.50	12.50
103	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09
104	12.49	12.49	12.49	12.49	12.49	12.49	12.49	12.49	12.49	12.49
105	12.08	12.08	12.08	12.08	12.08	12.08	12.08	12.08	12.08	12.08
106	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07
107	12.47	12.47	12.47	12.47	12.47	12.47	12.47	12.47	12.47	12.47
108	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06
109	12.45	12.45	12.45	12.45	12.45	12.45	12.45	12.45	12.45	12.45
110	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
111	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	-
112	12.86	12.86	12.86	12.86	12.86	12.86	12.86	12.86	12.86	-
113	12.02	12.02	12.02	12.02	12.02	12.02	12.02	12.02	12.02	-
114	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42	-
115	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	-
116	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	-
117	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	-
118	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	-
119	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	12.38	-
120	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97	-
121	12.37	12.37	12.37	12.37	12.37	12.37	12.37	12.37	12.37	-
122	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96	-	-
123	11.95	11.95	11.95	11.95	11.95	11.95	11.95	11.95	-	-
124	13.23	13.23	13.23	13.23	13.23	13.23	13.23	13.23	-	-
125	11.94	11.94	11.94	11.94	11.94	11.94	11.94	11.94	-	-
126	12.33	12.33	12.33	12.33	12.33	12.33	12.33	12.33	-	-
127	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	-	-
128	12.32	12.32	12.32	12.32	12.32	12.32	12.32	-	-	-
129	11.91	11.91	11.91	11.91	11.91	11.91	11.91	-	-	-
130	11.90	11.90	11.90	11.90	11.90	11.90	11.90	-	-	-
131	12.29	12.29	12.29	12.29	12.29	12.29	12.29	-	-	-
132	11.89	11.89	11.89	11.89	11.89	11.89	11.89	-	-	-
133	12.28	12.28	12.28	12.28	12.28	12.28	12.28	-	-	-
134	11.88	11.88	11.88	11.88	11.88	11.88	11.88	-	-	-
135	11.87	11.87	11.87	11.87	11.87	11.87	11.87	-	-	-
136	13.13	13.13	13.13	13.13	13.13	13.13	-	-	-	-
137	11.86	11.86	11.86	11.86	11.86	11.86	-	-	-	-
138	12.24	12.24	12.24	12.24	12.24	12.24	-	-	-	-
139	11.84	11.84	11.84	11.84	11.84	11.84	-	-	-	-
140	12.23	12.23	12.23	12.23	12.23	12.23	-	-	-	-
141	11.83	11.83	11.83	11.83	11.83	11.83	-	-	-	-
142	11.82	11.82	11.82	11.82	11.82	-	-	-	-	-
143	12.21	12.21	12.21	12.21	12.21	-	-	-	-	-
144	11.81	11.81	11.81	11.81	11.81	-	-	-	-	-
145	12.19	12.19	12.19	12.19	12.19	-	-	-	-	-
146	11.79	11.79	11.79	11.79	11.79	-	-	-	-	-
147	11.79	11.79	11.79	11.79	11.79	-	-	-	-	-
148	13.04	13.04	13.04	13.04	13.04	-	-	-	-	-
149	11.77	11.77	11.77	11.77	-	-	-	-	-	-
150	12.16	12.16	12.16	12.16	-	-	-	-	-	-
151	11.76	11.76	11.76	11.76	-	-	-	-	-	-
152	12.14	12.14	12.14	12.14	-	-	-	-	-	-
153	11.75	11.75	11.75	11.75	-	-	-	-	-	-
154	11.74	11.74	11.74	11.74	-	-	-	-	-	-
155	12.12	12.12	12.12	-	-	-	-	-	-	-
156	11.73	11.73	11.73	-	-	-	-	-	-	-
157	12.11	12.11	12.11	-	-	-	-	-	-	-
158	11.71	11.71	-	-	-	-	-	-	-	-
159	11.70	11.70	-	-	-	-	-	-	-	-
160	12.50	12.50	-	-	-	-	-	-	-	-
161	11.69	11.69	-	-	-	-	-	-	-	-
162	12.07	12.07	-	-	-	-	-	-	-	-
163	11.68	11.68	-	-	-	-	-	-	-	-
164	12.06	12.06	-	-	-	-	-	-	-	-
165	11.66	11.66	-	-	-	-	-	-	-	-
166	11.66	11.66	-	-	-	-	-	-	-	-
167	12.04	12.04	-	-	-	-	-	-	-	-
168	11.64	11.64	-	-	-	-	-	-	-	-
169	12.02	-	-	-	-	-	-	-	-	-
170	11.63	-	-	-	-	-	-	-	-	-
171	11.62	-	-	-	-	-	-	-	-	-
172	12.86	-	-	-	-	-	-	-	-	-
173	11.61	-	-	-	-	-	-	-	-	-
174	11.99	-	-	-	-	-	-	-	-	-
175	11.60	-	-	-	-	-	-	-	-	-
176	-	-	-	-	-	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

Interest Rate Swap Schedule

Swap Rate: 5.300%

Period	Start Accrual	End Accrual	Swap Notional
1	11/28/2006	12/25/2006	1,333,019,375.41
2	12/25/2006	1/25/2007	1,282,990,838.91
3	1/25/2007	2/25/2007	1,234,537,719.09
4	2/25/2007	3/25/2007	1,187,578,745.58
5	3/25/2007	4/25/2007	1,142,039,294.54
6	4/25/2007	5/25/2007	1,097,851,185.28
7	5/25/2007	6/25/2007	1,054,952,464.06
8	6/25/2007	7/25/2007	1,013,287,174.07
9	7/25/2007	8/25/2007	972,805,110.86
10	8/25/2007	9/25/2007	933,461,563.05
11	9/25/2007	10/25/2007	895,217,037.86
12	10/25/2007	11/25/2007	858,039,108.44
13	11/25/2007	12/25/2007	821,904,938.79
14	12/25/2007	1/25/2008	787,300,199.61
15	1/25/2008	2/25/2008	754,164,847.09
16	2/25/2008	3/25/2008	722,436,007.27
17	3/25/2008	4/25/2008	692,053,514.71
18	4/25/2008	5/25/2008	662,959,795.08
19	5/25/2008	6/25/2008	635,099,752.95
20	6/25/2008	7/25/2008	608,420,664.45
21	7/25/2008	8/25/2008	560,827,349.87
22	8/25/2008	9/25/2008	460,595,456.50
23	9/25/2008	10/25/2008	441,401,849.20
24	10/25/2008	11/25/2008	423,169,793.80
25	11/25/2008	12/25/2008	405,698,439.16
26	12/25/2008	1/25/2009	388,955,741.72
27	1/25/2009	2/25/2009	350,526,003.35
28	2/25/2009	3/25/2009	258,341,865.63
29	3/25/2009	4/25/2009	247,869,807.38
30	4/25/2009	5/25/2009	237,983,454.41
31	5/25/2009	6/25/2009	228,496,025.13
32	6/25/2009	7/25/2009	219,328,074.81
33	7/25/2009	8/25/2009	186,422,192.45
34	8/25/2009	9/25/2009	130,395,898.29
35	9/25/2009	10/25/2009	125,463,058.96
36	10/25/2009	11/25/2009	120,807,826.49
37	11/25/2009	12/25/2009	116,326,484.00
38	12/25/2009	1/25/2010	111,948,634.67
39	1/25/2010	2/25/2010	96,252,087.58
40	2/25/2010	3/25/2010	88,368,859.08
41	3/25/2010	4/25/2010	85,211,432.33
42	4/25/2010	5/25/2010	82,166,700.01
43	5/25/2010	6/25/2010	79,230,637.57
44	6/25/2010	7/25/2010	76,363,029.05
45	7/25/2010	8/25/2010	67,046,194.14
46	8/25/2010	9/25/2010	62,196,432.75
47	9/25/2010	10/25/2010	60,051,503.25
48	10/25/2010	11/25/2010	57,979,643.93
49	11/25/2010	12/25/2010	55,978,400.69
50	12/25/2010	1/25/2011	54,045,400.38
51	1/25/2011	2/25/2011	52,178,348.22
52	2/25/2011	3/25/2011	50,375,025.25
53	3/25/2011	4/25/2011	48,633,285.91
54	4/25/2011	5/25/2011	46,951,055.62
55	5/25/2011	6/25/2011	45,326,328.55
56	6/25/2011	7/25/2011	-

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